Exhibit 99.1

OLB Group Inc. Announces Pricing of $1.3 Million Registered Direct Offering of Common Stock and Warrants

NEW YORK CITY, NY / ACCESS Newswire / January 23, 2026 / The OLB Group, Inc. (NASDAQ:OLB) (“OLB” or the “Company”), a diversified fintech company providing payment processing and digital asset technology solutions, today announced that it has entered into a securities purchase agreement for the purchase and sale of 2,166,666 shares of its common stock at purchase price of $0.60 per share for an aggregate price of approximately $1.3 million before deducting commissions and expenses of the offering. In addition, in a concurrent private placement, the Company will issue warrants to purchase up to 2,166,666 shares of common stock. The warrants have an exercise price of $0.78 per share, are exercisable commencing six months after issuance and will have a term of five years from the issuance date. The closing of the offering is expected to occur on or about January 26, 2026, subject to the satisfaction of customary closing conditions.

D. Boral Capital LLC is acting as exclusive placement agent for the offering.

The proposed offering of the common stock described above is being offered by the Company pursuant to a “shelf” Registration Statement on Form S-3 (File No. 333-280347) filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on July 2, 2024, and the accompanying prospectus contained therein. The offering is being made only by means of a prospectus supplement and accompanying prospectus. A final prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC, which may be obtained, when available, from D. Boral Capital LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022 by email to info@dboralcapital.com, or by calling (212) 970-5150.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any offer, solicitation or sale of any of the Company’s securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About The OLB Group, Inc.

The OLB Group, Inc. (NASDAQ:OLB) is a diversified fintech company providing innovative payment processing solutions, digital asset technology, and omnichannel commerce platforms. Through its SecurePay payment gateway and complementary services, OLB enables businesses to accept and process payments seamlessly across multiple channels while leveraging emerging technologies in digital assets and AI-driven commerce solutions.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, including statements regarding the anticipated closing of the offering. These forward-looking statements are often indicated by terms such as “aim,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “look forward to,” “may,” “objective,” “plan,” “potential,” “predict,” “project,” “should,” “slate,” “target” “will,” “would” and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. OLB’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2025, as amended on April 29, 2025, and in our subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and we assume no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

The OLB Group, Inc.
Investor Relations
Email: ir@olb.com
Phone: (212) 278-0900 EXT 333

SOURCE:  The OLB Group, Inc.